Exhibit 10.18

MSCI

EQUITY INCENTIVE COMPENSATION PLAN

2007 FOUNDERS GRANT AWARD CERTIFICATE

FOR STOCK UNITS

FOR NAMED EXECUTIVE OFFICERS

MSCI 2007 FOUNDERS GRANT AWARD CERTIFICATE

FOR STOCK UNITS FOR NAMED EXECUTIVE OFFICERS

MSCI has awarded you stock units as an incentive for you to continue to remain in Employment and provide services to the Company, from the Date of the Award through the Scheduled Vesting Dates, as provided in this Award Certificate. This Award Certificate sets forth the general terms and conditions of your 2007 Founders Grant stock unit award.

The number of stock units in your award has been communicated to you separately in a term sheet delivered to you. If you are employed outside the United States, you will also receive an “International Supplement” that contains supplemental terms and conditions for your 2007 Founders Grant stock unit award. This Award Certificate should be read in conjunction with the International Supplement, if applicable, in order for you to understand the terms and conditions of your stock unit award.

Your stock unit award is made pursuant to the Plan. References to “stock units” in this Award Certificate mean only those stock units included in your 2007 Founders Grant stock unit award, and the terms and conditions herein apply only to such award. If you receive any other award under the Plan or another equity compensation plan, it will be governed by the terms and conditions of the applicable award documentation, which may be different from those herein.

The purpose of the Founders Grant stock unit award is, among other things, to align your interests with the interests of the Company and to reward you for your continued Employment and service to the Company in the future. In view of these purposes, you will earn each portion of your 2007 Founders Grant stock unit award only if you remain in continuous Employment through the applicable Scheduled Vesting Date.

Section 409A of the Internal Revenue Code imposes rules relating to the taxation of deferred compensation, including your 2007 Founders Grant stock unit award. The Company reserves the right to modify the terms of your 2007 Founders Grant stock unit award, including, without limitation, the payment provisions applicable to your stock units, to the extent necessary or advisable to comply with Section 409A of the Internal Revenue Code.

Capitalized terms used in this Award Certificate that are not defined in the text have the meanings set forth in Section 24 below. Capitalized terms used in this Award Certificate that are not defined in the text or in Section 24 below have the meanings set forth in the MSCI Equity Incentive Compensation Plan (the “Plan”).

Section 1 Stock Units Generally.

Each of your stock units corresponds to one share of MSCI class A common stock. A stock unit constitutes an unsecured promise by MSCI to pay you one share of MSCI class A common stock on the conversion date for the stock unit. As the holder of stock units, you have only the rights of a general unsecured creditor of MSCI. You will not be a stockholder with respect to the shares of MSCI class A common stock underlying your stock units unless and until your stock units convert to shares.

Section 2 Vesting Schedule; Conversion; Failure to Comply with Restrictive Covenants.

(a) Vesting Schedule. Your stock units will vest according to the following schedule, subject to the satisfaction of the Performance Target: (i) 50% of your stock units will vest on the First Scheduled Vesting Date, (ii) 25% of your stock units will vest on the Second Scheduled Vesting Date and (iii) the remaining 25% of your stock units will vest on the Third Scheduled Vesting Date. Any fractional stock units resulting from the application of the vesting schedule will be aggregated and will vest on the First Scheduled Vesting Date. Except as otherwise provided in this Award Certificate, each portion of your stock units will vest only if you continue to serve the Company by remaining in continuous Employment through the applicable Scheduled Vesting Date. The special vesting terms set forth in Sections 5, 6, 7 and 8 of this Award Certificate apply (i) if your Employment terminates by reason of your death or Disability, (ii) if the Company terminates your Employment in an involuntary termination under the circumstances described in Section 6, (iii) if your Employment terminates in a Governmental Service Termination or (iv) if a Change in Control occurs and your Employment terminates in a Qualifying Termination. Vested stock units are subject to any transfer restrictions and cancellation and tax withholding provisions set forth in this Award Certificate.

(b) Performance Target. Satisfaction of the Performance Target is a condition precedent to vesting. If the Performance Target has not been satisfied, your stock units will be forfeited and you will have no further rights with respect to the award. If the Performance Target has been satisfied, you will become vested with respect to the percentage of stock units for which you are eligible to vest as set forth in (a).

(c) Conversion.

(i) Except as otherwise provided in this Award Certificate, each of your vested stock units will convert to one share of MSCI class A common stock on the Scheduled Vesting Date.

(ii) Shares to which you are entitled upon conversion of stock units under any provision of this Award certificate shall not be subject to any transfer restrictions, other than those that may arise under the securities laws or the Company’s policies.

Section 3 Six-month Delay for Specified Employees.

Notwithstanding the other provisions of this Award Certificate, to the extent necessary to comply with Section 409A of the Internal Revenue Code, if MSCI considers you to be one of its “specified employees” as defined in Section 409A of the Internal Revenue Code at the time of your Separation from Service, your vested stock units will convert to MSCI class A common stock on the date that is six months after your Separation from Service; provided, however, that to the extent this Section 3 is applicable, in the event that after the date of your termination of Employment, you (i) die or (ii) accept employment at a Governmental Employer and you provide the Company with satisfactory evidence demonstrating that as a result of such new employment, the divestiture of your continued interest in MSCI equity awards or continued ownership in MSCI class A common stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to you at such Governmental Employer, payment will be made immediately.

Section 4 Dividend Equivalent Payments.

Until your stock units convert to shares, if MSCI pays a regular or ordinary cash dividend on its class A common stock, you will be paid a dividend equivalent in the same amount as the dividend you would have received if you held shares for your vested and unvested stock units. No dividend equivalents will be paid to you with respect to any canceled stock units.

MSCI will decide on the form of payment and may pay dividend equivalents in shares of MSCI class A common stock, in cash or in a combination thereof. MSCI will pay the dividend equivalent when it pays the corresponding dividend on its class A common stock.

Because dividend equivalent payments are considered part of your compensation for income tax purposes, they will be subject to applicable tax and other withholding obligations.

Section 5 Death and Disability.

The following special vesting and payment terms apply to your stock units:

(a) Termination of Employment due to Death. If your Employment terminates due to death, all of your unvested stock units will immediately vest, regardless of the satisfaction of the Performance Target. Your stock units will convert to shares of MSCI class A common stock upon your death; provided that MSCI has knowledge of your death within 75 days. Such shares will be delivered to the beneficiary you have designated pursuant to Section 13 or the legal representative of your estate, as applicable.

(b) Termination of Employment due to Disability. If your Employment terminates due to Disability, all of your unvested stock units will immediately vest, regardless of the satisfaction of the Performance Target. All of your stock units will convert to shares of MSCI class A common stock on the date your Employment terminates.

Section 6 Involuntary Termination by the Company.

If the Company terminates your employment under circumstances not involving Cause, your unvested stock units will vest on the date your employment with the Company terminates, regardless of the satisfaction of the Performance Target; provided that you sign an agreement and release satisfactory to the Company. On that date, your stock units will convert to shares of MSCI class A common stock.

Section 7 Governmental Service Termination.

If your Employment terminates in a Governmental Service Termination, then all of your unvested stock units will vest on the date of your Governmental Service Termination, regardless of the satisfaction of the Performance Target. Your vested stock units will convert to shares of MSCI class A common stock on the date of your Governmental Service Termination.

Section 8 Change in Control and Qualifying Termination.

In all cases in the event of a Change in Control and the termination of your employment due to a Qualifying Termination, the Performance Target will be deemed to be satisfied. Additionally, all stock units shall automatically vest and be converted into shares of MSCI class A common stock on the date of your Qualifying Termination.

Section 9 Termination of Employment and Cancellation of Awards.

(a) Cancellation of Unvested Awards. Your unvested stock units will be canceled and forfeited in full if your Employment terminates for any reason other than under the circumstances set forth in this Award Certificate for Death, Disability, Governmental Service Termination, an involuntary termination by the Company described in Section 6 or a Qualifying Termination following a Change in Control.

(b) General Treatment of Vested Awards. Except as otherwise provided in this Award Certificate, your vested stock units will convert to shares of MSCI class A common stock on the date they vest. The withholding provisions set forth in this Award Certificate will continue to apply until the later of (i) the date your stock units convert to shares of MSCI class A common stock or (ii) the date the shares of MSCI class A common stock are delivered.

Section 10 Tax and Other Withholding Obligations.

Pursuant to rules and procedures that MSCI establishes (including those in Section 11), you may elect to satisfy the tax or other withholding obligations arising upon conversion of your stock units by having MSCI withhold shares of MSCI class A common stock or by tendering shares of MSCI class A Common stock, in each case in an amount sufficient to satisfy the tax or other withholding obligations. Shares withheld or tendered will be valued using the fair market value of MSCI class A common stock on the later of (i) the date your stock units convert or (ii) the date the shares of MSCI class A common stock are delivered, using a valuation methodology established by MSCI.

In order to comply with applicable accounting standards or the Company’s policies in effect from time to time, MSCI may limit the amount of shares that you may have withheld or that you may tender.

Section 11 Satisfaction of Obligations.

Notwithstanding any other provision of this Award Certificate, MSCI shall have such rights of offset with respect to your stock units as set forth in Section I6(a) of the Plan.

Section 12 Nontransferability.

You may not sell, pledge, hypothecate, assign or otherwise transfer your stock units, other than as provided in Section 13 (which allows you to designate a beneficiary or beneficiaries in the event of your death) or by will or the laws of descent and distribution or otherwise as provided for by the Committee. This prohibition includes any assignment or other transfer that purports to occur by operation of law or otherwise. During your lifetime, payments relating to the stock units will be made only to you.

Your personal representatives, heirs, legatees, beneficiaries, successors and assigns, and those of MSCI, shall all be bound by, and shall benefit from, the terms and conditions of your award.

Section 13 Designation of a Beneficiary.

You may make a written designation of beneficiary or beneficiaries to receive all or part of the shares to be paid under this Award Certificate in the event of your death. To make a beneficiary designation, you must complete and file the form attached hereto as Appendix A with the Company’s Human Resources Department.

Any shares that become payable upon your death, and as to which a designation of beneficiary is not in effect, will be distributed to your estate.

You may replace or revoke your beneficiary designation at any time. If there is any question as to the legal right of any beneficiary to receive shares under this award, MSCI may determine in its sole discretion to deliver the shares in question to your estate. MSCI’s determination shall be binding and conclusive on all persons and it will have no further liability to anyone with respect to such shares.

Section 14 Ownership and Possession.

(a) Generally. Generally, you will not have any rights as a stockholder in the shares of MSCI class A common stock corresponding to your stock units prior to conversion of your stock units.

Prior to conversion of your stock units, however, you will receive dividend equivalent payments, as set forth in Section 4 of this Award Certificate.

(b) Following Conversion. Subject to Section 10, following conversion of your stock units you will be the beneficial owner of the net shares issued to you, and you will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the shares.

Section 15 Securities Law Compliance Matters.

The Administrator may, if it determines it is appropriate, affix any legend to the stock certificates representing shares of MSCI class A common stock issued upon conversion of your stock units (and any stock certificates that may subsequently be issued in substitution for the original certificates). MSCI may advise the transfer agent to place a stop order against such shares if it determines that such an order is necessary or advisable.

Section 16 Compliance with Laws and Regulation.

Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of shares issued upon conversion of your stock units (whether directly or indirectly, whether or not for value, and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation, or policy of any of the exchanges or associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

Section 17 No Entitlements.

(a) No Right to Continued Employment. This stock unit award is not an employment agreement, and nothing in this Award Certificate, the International Supplement, if applicable, or the Plan shall alter your status as an “at-will” employee of the Company or your employment status with a Related Employer. None of this Award Certificate, the International Supplement, if applicable, or the Plan shall be construed as guaranteeing your Employment or as giving you any right to continue in the employ of the Company or a Related Employer during any period (including without limitation the period between the Date of the Award and any of the First Scheduled Vesting Date, the Second Scheduled Vesting Date or the Third Scheduled Vesting Date, or any portion of any of these periods), nor shall they be construed as giving you any right to be reemployed by the Company following any termination of Employment.

(b) No Right to Future Awards. This award, and all other awards of stock units and other equity-based awards, are discretionary. This award does not confer on you any right or entitlement to receive another award of stock units or any other equity-based award at any time in the future or in respect of any future period.

(c) No Effect on Future Employment Compensation. MSCI has made this award to you in its sole discretion. This award does not confer on you any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Company’s discretion to determine the amount, if any, of your compensation. In addition, this award is not part of your base salary or wages and will not be taken into account in determining any other employment-related rights you may have, such as rights to pension or severance pay.

Section 18 Consents under Local Law.

Your award is conditioned upon the making of all filings and the receipt of all consents or authorizations required to comply with, or required to be obtained under, applicable local law.

Section 19 Award Modification.

MSCI reserves the right to modify or amend unilaterally the terms and conditions of your stock units, without first asking your consent, or to waive any terms and conditions that operate in favor of MSCI. These amendments may include (but are not limited to) changes that MSCI considers necessary or advisable as a result of changes in any, or the adoption of any new, Legal Requirement. MSCI may not modify your stock units in a manner that would materially impair your rights in your stock units without your consent; provided, however, that MSCI may, without your consent, amend or modify your stock units in any manner that MSCI considers necessary or advisable to comply with any Legal Requirement or to ensure that your stock units are not subject to United States federal, state or local income tax or any equivalent taxes in territories outside the United States prior to payment. MSCI will notify you of any amendment of your stock units that affects your rights. Any amendment or waiver of a provision of this Award Certificate (other than any amendment or waiver applicable to all recipients generally), which amendment or waiver operates in your favor or confers a benefit on you, must be in writing and signed by the Global Head of Human Resources, the Chief Administrative Officer, the Chief Financial Officer or the General Counsel (or if such positions no longer exist, by the holders of equivalent positions) to be effective.

Section 20 Severability.

In the event MSCI determines that any provision of this Award Certificate would cause you to be in constructive receipt for United States federal or state income tax purposes of any portion of your award, then such provision will be considered null and void and this Award Certificate will be construed and enforced as if the provision had not been included in this Award Certificate as of the date such provision was determined to cause you to be in constructive receipt of any portion of your award.

Section 21 Successors.

This Award Certificate shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder in accordance with this Award Certificate or the Plan.

Section 22 Governing Law.

This Award Certificate and the related legal relations between you and MSCI will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

Section 23 Rule of Construction for Timing of Conversion.

With respect to each provision of this Award Certificate that provides for your stock units to convert to shares on the Scheduled Vesting Date or upon a different specified event or date, such conversion will be considered to have been timely made, and neither you nor any of your beneficiaries or your estate shall have any claim against the Company for damages based on a delay in payment, and the Company shall have no liability to you (or to any of your beneficiaries or your estate) in respect of any such delay, as long as payment is made by December 31 of the year in which occurs the Scheduled Vesting Date or such other specified event or date or if, later, by the 15th day of the third calendar month following such specified event or date.

Section 24 Defined Terms.

For purposes of this Award Certificate, the following terms shall have the meanings set forth below:

“Board” means the Board of Directors of MSCI.

“Cause” means:

(a) any act or omission which constitutes a breach of your obligations to the Company or your failure or refusal to perform satisfactorily any duties reasonably required of you, which breach, failure or refusal (if susceptible to cure) is not corrected (other than failure to correct by reason of your incapacity due to physical or mental illness) within ten (10) business days after written notification thereof to you by the Company;

(b) your commission of any dishonest or fraudulent act, or any other act or omission, which has caused or may reasonably be expected to cause injury to the interest or business reputation of the Company; or

(c) your violation of any securities, commodities or banking laws, any rules or regulations issued pursuant to such laws, or rules or regulations of any securities or commodities exchange or association of which the Company is a member or of any policy of the Company relating to compliance with any of the foregoing.

A “Change in Control” shall be deemed to have occurred if any of the following conditions shall have been satisfied:

(a) any one person or more than one person acting as a group (as determined under Section 409A), other than (A) any employee plan established by the Company or any of its Subsidiaries, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes, during any 12-month period, the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person(s) any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided, however, that the provisions of this subsection (a) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (c) below;

(b) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any Spin-off of the Company will not trigger a Change in Control pursuant to this subsection (b); provided, further, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; and provided, further, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be a member of the Existing Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company stock (or if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as determined under Section 409A) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of the Company common stock or the combined voting power of the Company’s then outstanding voting securities shall not be considered a Change in Control; or

(d) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets in which any one person or more than one person acting as a group (as determined under Section 409A) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (1) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (2) no event or circumstances described in any of clauses (a) through (d) above shall constitute a

Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A and the regulations and guidance thereunder. In addition, no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any one person or more than one person acting as a group that is considered to effectively control the Company.

Terms used in the definition of a Change in Control shall be as defined or interpreted pursuant to Section 409A.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board with the powers of the Committee under the Plan, or any subcommittee appointed by such Committee.

“Company” means MSCI and all of its Subsidiaries.

“Date of the Award” means November [    ], 2007.

“Disability” means any condition that would qualify for a benefit under any group long-term disability plan maintained by the Company and applicable to you.

“EBITDA” means earnings before interest, taxes, depreciation and amortization of an entity as determined pursuant to such entity’s financial statements and the footnotes thereto for the twelve month period immediately prior to the fiscal quarter ending most recently prior to the date of the Change in Control, calculated on a pro forma basis after giving effect to the Change in Control.

“Employed” and “Employment” refer to Employment with the Company and/or Related Employment.

“First Scheduled Vesting Date” means November [    ], 2009.1

“Good Reason” means:

(a) As determined by the Compensation Committee or any of its designees, a materially adverse alteration in the employee’s position or in the nature or status of the employee’s responsibilities from those in effect immediately prior to the Change in Control; or

[1]	This date will be 2 years after the Date of the Award.

(b) the Company’s requiring the employee’s principal place of employment to be located more than 75 miles from the location where the employee is principally employed at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the employee’s business travel obligations in the ordinary course of business prior to the Change in Control).

“Governmental Employer” means a governmental department or agency, self-regulatory agency or other public service employer.

“Governmental Service Termination” means the termination of your Employment as a result of accepting employment at a Governmental Employer and you provide the Company with satisfactory evidence demonstrating that as a result of such new employment, the divestiture of your continued interest in MSCI equity awards or continued ownership in MSCI class A common stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to you at such Governmental Employer.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder.

“Legal Requirement” means any law, regulation, ruling, judicial decision, accounting standard, regulatory guidance or other legal requirement.

“MSCI” means MSCI Inc., a Delaware corporation, which is registered to do business in New York as NY MSCI Inc.

“Performance Period” means the period from September 1, 2007 to August 31, 2008.

“Performance Target” means the Company having operating revenues of $258,640,000 or more during the Performance Period, which target in the event of any disposition of any business or businesses by MSCI, will be reduced by the amount of the operating revenues which were attributable to such business or businesses for the 12 month period ending immediately prior to such disposition multiplied by a fraction where the numerator is the number of months during the performance period for which such business or businesses is not owned by MSCI and the denominator is 12; provided, however, that in the event of any acquisition of any business or businesses by the Company, such revenue target will not be adjusted, but for purposes of determining whether the target has been satisfied, operating revenues associated with the acquired business or businesses shall not be taken into account.

“Plan” means the 2007 MSCI Equity Incentive Compensation Plan.

A “Qualifying Termination” means the termination of your Employment within 18 months following a Change in Control (a) if the Company terminates your Employment under circumstances not involving Cause or (b) you resign from Employment for Good Reason.

“Related Employment” means your employment with Morgan Stanley or any other employer other than the Company (such employer, herein referred to as a “Related Employer”), provided that such employment is recognized by the Company in its discretion as Related Employment; and, provided further that the Company may (I) determine at any time in its sole discretion that employment that was recognized by the Company as Related Employment no longer qualifies as Related Employment, and (2) condition the designation and benefits of Related Employment on such terms and conditions as the Company may determine in its sole discretion. The designation of employment as Related Employment does not give rise to an employment relationship between you and the Company, or otherwise modify your and the Company’s respective rights and obligations. Notwithstanding the foregoing, so long as Morgan Stanley has any equity ownership in the Company, any employment with Morgan Stanley shall constitute Related Employment.

“Scheduled Vesting Date” means the First Scheduled Vesting Date, the Second Scheduled Vesting Date and the Third Scheduled Vesting Date as the context requires.

“Second Scheduled Vesting Date” means November [    ], 2010.2

“Separation from Service” means a separation from service with the Company for purposes of Section 409A determined using the default provisions set forth in Treasury Regulation §1.409A-l(h) or any successor regulation thereto. For purposes of this definition, MSCI’s subsidiaries and affiliates include (and are limited to) any corporation that is in the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as MSCI and any trade or business that is under common control with MSCI (within the meaning of Section 414(c) of the Internal Revenue Code), determined in each case in accordance with the default provisions set forth in Treasury Regulation §1.409A-l(h)(3).

[2]	This date will be 3 years after the Date of the Award.

“Spin-off” means a tax-free distribution of the shares of MSCI common stock held by Morgan Stanley to its shareholders (including a distribution in exchange for Morgan Stanley shares or securities) or another similar transaction intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code or any corresponding provision of any successor statute.

“Subsidiary” means (i) a corporation or other entity with respect to which MSCI, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which MSCI, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Third Scheduled Vesting Date” means November [    ], 2011.3

“Total Debt” means all indebtedness for borrowed money, guarantees thereof, or other contingent obligations in respect of debt, including without limitation any convertible debt securities, of an entity as set forth on such entity’s financial statements and the footnotes thereto as of the fiscal quarter ending most recently prior to the date of the Change in Control, calculated on a pro forma basis after giving effect to the Change in Control.

“Total Leverage Ratio” means the ratio of (x) Total Debt to (y) EBITDA.

[3]	This date will be 4 years after the Date of the Award.

IN WITNESS WHEREOF, MSCI has duly executed and delivered this Award Certificate as of the Date of the Award.

MSCI

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APPENDIX A

Designation of Beneficiary(ies) Under

MSCI 2007 Equity Incentive Compensation Plan

This Designation of Beneficiary shall remain in effect with respect to all awards issued to me under any MSCI equity compensation plan, including any awards that may be issued to me after the date hereof, unless and until I modify or revoke it by submitting a later dated beneficiary designation. This Designation of Beneficiary supersedes all my prior beneficiary designations with respect to all my equity awards.

I hereby designate the following beneficiary(ies) to receive any survivor benefits with respect to all my equity awards:

Beneficiary(ies) Name(s)	Relationship	Percentage

(1)

(2)

(3)

(4)

Address(es) of Beneficiary(ies):

(1)

(2)

(3)

(4)

Contingent Beneficiary

Please also indicate any contingent beneficiary and to which beneficiary above such interest relates.

Beneficiary(ies) Name(s)	Relationship	Nature of Contingency

Address(es) of Contingent Beneficiary(ies):

Name: (please print)	Date:

Signature

Please sign and return this form to MSCI’s Human Resources Department.